Agreement Concerning the Leasing of Land, Buildings and Motor Vehicles

                                 (LJ102-4)


Party A:    Liuzhou OVM Joint Stock Co., Ltd.

Party B:    Liuzhou OVM Construction Machinery Co., Ltd.


1. Party A agrees to lease to Party B land with a gross area of 60,000 square meters. The annual rental rate shall be Rmb 6.00 per square meter.

2. Party A agrees to lease to Party B production workshops, warehouses and offices with a total gross area of 9,463 square meters. The annual rental rate shall be Rmb 5.00 per square meter.

3.    The term of the lease will be equivalent to the tenure of Party B.

4. The rental rate for the land, buildings and motor vehicles will be adjusted every three years with each increment limited below 10%.

5. During the term of the lease, all government taxes on land and buildings are borne by Party A.

6. During the term of the lease, Party B will be responsible for repairs and maintenance of the buidlings.

7. Party A agrees to lease to Party B 22 transportation vehicles at an annual rental of Rmb 13,500.00 per vehicle. The lease term will be for a period of three years.

8. All taxes with respect to the ownership and use of the transporation vehicles will be borne by Party B during the lease term.

9. All claims or disputes arising from the use of the above land, buildings and motor vehicles at the time these land, buildings and motor vehicles were owned by Party A and before the effective date of this Agreement will be the sole responsibility of Party A.

10. During the term of the lease, if Party B, upon the approval by the Board of Directors of Party B, offers to purchase the land, buildings and motor vehicles under the lease, Party A shall agree to sell. The selling price will be determined according to the prevailing market condition and the relevant government regulations at the time such offer is made.

11. This Agreement shall come into effect at the date when the corporate representatives of both parties sign and stamp the common seals on the Agreement.


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For and on behalf of
Party A:  Liuzhou OVM Joint Stock Co., Ltd.




-----------------------------------------------------
(Wu Guo Sen)
Corporate Representative



For an on behalf of
Party B:  Liuzhou OVM Construction Machinery Co., Ltd.





----------------------------------------------------
(Ching Lung Po)
Corporate Representative



Dated June 5, 1995